UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2019

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	New York Stock Exchange

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Financing Transactions

On July 29, 2019, American Axle & Manufacturing Holdings, Inc. (“Holdings”), American Axle & Manufacturing, Inc., a wholly owned subsidiary of Holdings (“AAM”), and certain subsidiaries of Holdings entered into the First Amendment (the “First Amendment”), among AAM, as borrower, Holdings, certain subsidiaries of Holdings identified therein, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), amending the Credit Agreement, dated as of April 6, 2017 (the “Credit Agreement”), among AAM, as borrower, Holdings, each financial institution party thereto from time to time as a lender, and the Administrative Agent (the Credit Agreement, as amended by the First Amendment, the “Amended Credit Agreement”).

The First Amendment, among other things, (a) established $340 million in incremental term loan A commitments under the Amended Credit Agreement with a maturity date of July 29, 2024 (the “Term Loan A Facility”), (b) extended the maturity date of the revolving credit facility under the Amended Credit Agreement (the “Revolving Credit Facility”) from April 6, 2022 to July 29, 2024 (or earlier depending on the maturity date of the then outstanding loans under the term loan B facility under the Amended Credit Agreement (the “Term Loan B Loans”) and any outstanding indebtedness refinancing such loans), and (c) modified the applicable margin (determined based on AAM’s total net leverage ratio) with respect to interest rates under the Term Loan A Facility and interest rates and commitment fees under the Revolving Credit Facility such that the applicable margin for Eurodollar-based loans under such facilities will be between 1.25% and 2.00% (provided that such margin for the Term Loan A Facility may increase by 2.50% on January 1, 2024 depending on the maturity date of any then outstanding Term Loan B Loans or indebtedness refinancing such loans) and the commitment fee rate under the Revolving Credit Facility will be between 0.20% and 0.35%.  The applicable margin and April 6, 2024 maturity date for the Term Loan B Loans remain unchanged.

On July 29, 2019, following the satisfaction of certain conditions precedent under the First Amendment, AAM borrowed under the Term Loan A Facility an amount equal to $340 million (the full amount of the commitments thereunder), and the proceeds of such borrowings were used on such date to repay in full all of the term loan A loans outstanding under the Credit Agreement prior to the entry into the First Amendment and a portion of the then outstanding Term Loan B Loans.

A copy of the First Amendment is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

SECTION 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
First Amendment dated as of July 29, 2019, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing Holdings, Inc. identified therein, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: August 1, 2019	By:	/s/ Christopher J. May
		Name:	Christopher J. May
		Title:	Vice President & Chief Financial Officer